UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

Cypress Communications Holding Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-30401 (Commission File Number)	36-4166222 (IRS Employer Identification No.)

15 Piedmont Center, Suite 100
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)

(404) 869-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On March 1, 2005, the Board of Directors of Cypress Communications Holding Co., Inc. (“Company”) ratified the approval by the Compensation Committee (the “Committee”) of incentive compensation payments totaling up to $1,000,000. In August 2004, the Company paid $200,000 of the $1,000,000 to the members of the management of the Company, including $17,293.51 to Neal L. Miller, its Executive Vice President and Chief Financial Officer and $19,022.87 to Salvatore W. Collura, its Executive Vice President and Chief Operating Officer, both of whom are named executive officers of the Company.

On March 15, 2005, the Company will pay $437,500 to the employees of the Company (other than the chief executive officer), the allocation of which will be determined by the Committee based on the recommendation of the Company’s chief executive officer, Gregory P. McGraw. The remaining $362,500 will be paid upon the closing of the acquisition of the Company by TechInvest Holding Company, Inc., an affiliate of Crescent Capital Investments, Inc., subject to certain conditions. The remaining $362,500 would be allocated among the CEO and other non-CEO employees of the Company by the Committee based upon the recommendation of Mr. McGraw.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Communications Holding Co., Inc. (Registrant)
	By:	/s/ Gregory P. McGraw
Gregory P. McGraw President and Chief Executive Officer
Date: March 7, 2005